UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2009

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 13, 2009, NII Capital Corp. (the “Issuer”), a wholly owned subsidiary of NII Holdings, Inc. (“NII Holdings”), entered into a Purchase Agreement under which it agreed to sell $800 million aggregate principal amount of its 10% Senior Notes due 2016 (the “Notes”) to Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the “Initial Purchasers”). As contemplated by the Purchase Agreement, on August 18, 2009, the Issuer issued the Notes pursuant to an indenture, dated as of August 18, 2009 (the “Indenture”), among the Issuer, NII Holdings and all its current wholly owned United States subsidiaries as guarantors (the “Guarantors”), and Wilmington Trust Company as trustee. The net proceeds from the offering, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company, are expected to be approximately $761.8 million. The descriptions of the Purchase Agreement and Indenture contained in this report are qualified in their entirety by reference to the complete text of the Purchase Agreement and Indenture, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this report and incorporated herein by reference.
     The Notes mature on August 15, 2016 and bear interest at a rate of 10% per annum. Interest accrues beginning August 18, 2009 and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2010.
     The obligations under the notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Notes will rank equally in right of payment with all of the Issuer’s, NII Holdings’ and the other Guarantors’ existing and future senior unsecured debt and prior to all of the Issuer’s, NII Holdings’ and the other Guarantors’ subordinated debt, if any.
     The Issuer may redeem the Notes, in whole or in part, at any time on or after August 15, 2013 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. Prior to August 15, 2013, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest as described in the Indenture.
     Prior to August 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings by NII Holdings at a redemption price of 110% of their principal amount, plus accrued and unpaid interest. The Issuer may, however, only make such redemption if, after any such redemption, at least 65% of the aggregate principal amount of the Notes issued under the indenture remains outstanding.
     If a change of control (as defined in the Indenture) of NII Holdings occurs, each holder of Notes may require the Issuer to repurchase all of the holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.
     The Indenture contains covenants that, among other things, restrict the ability of NII Holdings and its restricted subsidiaries, including the Issuer, to:
•	incur additional indebtedness and issue preferred stock;

•	create liens or other encumbrances;

•	place limitations on distributions from restricted subsidiaries;

•	pay dividends, acquire shares of our capital stock, make investments,

•	prepay subordinated indebtedness or make other restricted payments;

•	issue or sell capital stock of restricted subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with affiliates; and

•	merge or consolidate with another entity.
These covenants are subject to a number of important limitations and exceptions.
     The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
     The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes either to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act or outside the United States in compliance with Regulation S. The Issuer relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Notes may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
     In connection with the issuance of the Notes, the Issuer and the Guarantors entered into a Registration Rights Agreement, dated August 18, 2009, with the Initial Purchasers. Under the Registration Rights Agreement, the Issuer and Guarantors are required to file with the Securities and Exchange Commission (the “Commission”) an exchange offer registration statement within 210 days following the issuance of the Notes enabling holders to exchange the Notes for notes having identical terms that are freely tradable, cause the exchange offer registration statement to be declared effective as promptly as possible by the Commission, and consummate the exchange offer within 270 days of the date of issue of the Notes. In certain instances, the Issuer and Guarantors may also be required to file with the Commission and have declared effective a shelf registration statement with respect to resales of the Notes. If the Issuer and Guarantors default on their obligations under the Registration Rights Agreement, additional interest, up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured. The description of the Registration Rights Agreement contained in this report is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this report and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated August 18, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp., and Wilmington Trust Company.

4.2	Registration Rights Agreement, dated August 18, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp. and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

10.1	Purchase Agreement, dated August 13, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp. and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: August 18, 2009	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated August 18, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp., and Wilmington Trust Company.

4.2	Registration Rights Agreement, dated August 18, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp. and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

10.1	Purchase Agreement, dated August 13, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp. and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.